UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 8, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Event

The Nasdaq Stock Market has granted the Registrant an extension of time to file its Form 10-Q for its third fiscal quarter and first nine months ending October 29, 2004. The extension provides the Registrant until March 17, 2005 to file its third fiscal quarter’s Form 10-Q. The Registrant expects to file on or before such date.

In addition, the Registrant currently anticipates requesting from the Nasdaq Stock Market an additional thirty days beyond the Securities and Exchange Commission’s filing deadline to file the Registrant’s Form 10-K for its fourth fiscal quarter and 2005 fiscal year end, ending January 28, 2005. This anticipated request is due in part to delays arising out of the extended procedures and diligence performed in connection with the preparation of the Registrant’s Form 10-Q for its third fiscal quarter. The anticipated request is also due in part to the additional procedures and diligence which the Registrant anticipates will be necessary, in light of the previously disclosed material weaknesses in its internal control over financial reporting, in connection with the preparation of its financial statements and Form 10-K for its fiscal year ended January 28, 2005, and in connection with management’s evaluation of the Registrant’s internal control over financial reporting and related auditor attestation and audit of such internal control over financial reporting.

There can be no guarantee that the Nasdaq Stock Market will grant the Registrant’s request for an extended period of time in which to file its Form 10-K, or, if the Registrant does not comply with Nasdaq’s listing requirements, continue the Registrant’s listing of its common stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: March 8, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary